EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

BarPoint.Com, Inc.

We hereby consent to the inclusion in this Registration Statement of BarPoint.Com, Inc. on Form S-1 of our report dated December 16, 1999, for the year ended September 30, 1999. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/ MARKS PANETH & SHRON
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Marks Paneth & Shron LLP
(Formerly Marks Shron & Company LLP)
Certified Public Accountants

Great Neck, New York
May 19, 2000